Exhibit 99

News Release	The Ryland Group, Inc.

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President

Investor Relations (818) 223-7548

RYLAND ANNOUNCES PRICING OF 6.625% SENIOR NOTES DUE 2020

CALABASAS, Calif. (April 15, 2010) — The Ryland Group, Inc. (NYSE: RYL) announced today that it has priced a public offering of $300,000,000 aggregate principal amount of 6.625% Senior Notes due 2020 (the “New Notes”).  The offering is expected to close on April 29, 2010, subject to customary closing conditions.

On April 1, 2010, Ryland commenced a tender offer for up to $225 million aggregate principal amount of its outstanding 5.375% Senior Notes due 2012 (the “2012 Notes”), 6.875% Senior Notes due 2013 (the “2013 Notes”) and 5.375% Senior Notes due 2015 (the “2015 Notes,” and together with the 2012 Notes and the 2013 Notes, the “Existing Notes”).  On April 14, 2010, Ryland amended the tender offer to provide for the purchase of up to $300 million aggregate principal amount of its Existing Notes.  Ryland intends to call for redemption all 2012 Notes that are not tendered in the tender offer.  Ryland plans to use the net proceeds from the sale of the New Notes to purchase the Existing Notes, to pay for the 2012 Notes that it redeems and to pay related fees and expenses.  Any proceeds from the offering of the New Notes not used to purchase the Existing Notes or pay related fees and expenses will be used to redeem the 2012 Notes or for general corporate purposes.  This press release is not an offer to purchase or a solicitation of an offer to sell any of the Existing Notes, and is not an offer to sell or a solicitation of an offer to buy any of the New Notes.

The New Notes are being offered pursuant to Ryland’s existing shelf registration statement, which became automatically effective upon filing with the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the Securities and Exchange Commission. J.P. Morgan will act as sole book-running manager for the offering. Copies of the preliminary prospectus supplement and accompanying prospectus for the offering may be obtained from: J.P. Morgan by telephone at 1-800-245-8812 (toll-free) or by mail c/o J.P. Morgan Securities Inc., 383 Madison Avenue, 3rd Floor, New York, New York 10179.  BofA Merrill Lynch will act as co-manager for the offering.

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 285,000 homes and financed more than 240,000 mortgages.  The Company currently operates in 15 states and 19 homebuilding divisions across the country and is listed on the New York Stock Exchange under the symbol “RYL.”

Note:  Certain statements in this press release may be regarded as “forward-looking statements”. These forward-looking statements represent Ryland’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, Ryland does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ryland’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the previously announced debt tender offer and the offering of the New Notes, including whether such tender offer and the offering of the New Notes will be successful and on what terms they may be completed, the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and other factors over which the Company has little or no control.